EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in the Registration Statement on Form SB-2 (Registration No. 333-90738) of our report dated February 27, 2004 relating to the December 31, 2003 consolidated financial statements of BioModa, Inc..



/s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP

Newport Beach, California
March 30, 2005